EXHIBIT  23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated October 28, 2008, relating to the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries appearing in the Company's 2009 Form 10-K as of and for the year ended July 31, 2008.


                              25 MAD LIQUIDATION CPA, P.C
                              (formerly known as Mahoney Cohen &
                              Company, CPA, P.C)



New York, New York
July 1, 2010






























                                   EXHIBITS-3